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                             JOINT VENTURE AGREEMENT




                                     BETWEEN




                           SMIT-LLOYD (ANTILLEN) N.V.


                                       AND


                              SEACOR HOLDINGS INC.




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     This Agreement is made this 19th of December 1996.



     By and Between:


     A) Seacor Holdings Inc., a company duly organised and existing under of the laws of the State of Delaware (hereinafter "Seacor-Smit")

     AND

     B) Smit-Lloyd (Antillen) N.V., a company duly organised under and by virtue of the laws of the Netherlands Antilles (hereinafter referred to as "Smit").


     WHEREAS:


     1. Various associate companies of each of Seacor-Smit and Smit have entered into a purchase agreement of even date herewith, relating to the purchase by affiliates of each of Seacor-Smit from various affiliates of Smit certain anchorhandling/tug/supply vessels supporting offshore oil and gas activities worldwide.

     2. The parties are contributing the vessels listed on Schedule A hereto, to the Bahamian company to be owned equally by Smit and Seacor-Smit. It is intended that, depending on the area of operation of each vessel to be owned by such company, Smit Vlootbeheer B.V., Smit International Singapore Pte. Ltd. or Smit (Americas) Inc., affiliates of Smit, or FISH or Seacor Marine Inc., affiliates of Seacor-Smit will provide technical and operating management services for the vessels in the company when not under bareboat charter to a Smit affiliate.

     3. The parties intend to cooperate to develop a profitable business from the operation of the anchorhandling/tug/ supply vessels, platform supply vessels and fire-fighting vessels for oil and gas operators engaged in offshore exploration and production activities.

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     NOW IT IS HEREBY AGREED as follows:


     CLAUSE 1:  PREAMBLE
     -------------------
     1.1 The above recitals and the attached Schedules and Appendices hereto form an integral part of this Agreement.


     CLAUSE 2:  DEFINITIONS
     ----------------------
     2.1 In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

          (a)  the "Parties" shall mean the parties hereto;
          (b)  "Party" shall mean either of the parties hereto;
          (c)  the "Company" shall mean the jointly owned company
               to be established in the Bahamas as provided for by Clause 3 hereof;
          (d) the "Vessel" shall mean each and the "Vessels" shall mean those vessels listed on Schedule A hereto;
          (e)  "Affiliate" means in relation to a Party:
                    (i)  the ultimate holding company of such Party;
               or   (ii) any company controlled by such ultimate holding
                         company;

               and in this definition one company controls another when at the relevant time it owns either directly or indirectly more than 50% of the shares entitled to vote at general meetings and of that other company or a company is an ultimate holding company but itself is not controlled by another company.

          (f)  the "Directors" shall mean the Directors of the Company.
          (g) the "Board" shall mean the Board of Directors of the Company.

     2.2 Words importing gender include every gender, the singular includes the plural and vice versa, and references to persons shall include bodies corporate, unincorporated associates and partnerships and vice versa.

     2.3 References to statutes or statutory instruments include references to any amendments, modifications or re-enactments thereof.


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     2.4  The Clause headings are included for the convenience of reference only and do not constitute terms or affect the interpretation of this Agreement.

     2.5 References to Clauses and Exhibits are to Clauses in Exhibits to this Agreement.


     CLAUSE 3:  THE JOINT COMPANIES
     ------------------------------

     3.1 The parties have caused an International Business Company in the Bahamas named Seacor-Smit (Aquitaine) Ltd.
          (hereinafter called "the Company").

     3.2 The Company shall have an initial issued and fully paid share capital of US$ 1000,- (ONE THOUSAND UNITED STATES DOLLARS) divided into 1,000 ordinary shares of USD 1,00 each and shall be increased to any amount that may be necessary having regard to financing, if any, available to the Company in respect of the purchase of the Vessels, but any decision to increase the shares of the Company shall always be made on the basis that the allocation of shares shall give both Smit and Seacor-Smit an equal interest in the Company.

          The participation of the Parties in the Company's share capital shall be:

          SEACOR - SMIT                      :             500 SHARES (50%)
          SMIT                               :             500 SHARES (50%)

          Each Party hereto shall procure the Company to effect the prompt allotment of the initial shares and upon allotment shall promptly deposit the amount to be paid up for the shares allotted and the Company shall issue the respective share certificates after the full payment has been made.

     3.3 Each Party hereto warrants that it will exercise its votes as shareholder and procure that its nominee directors act strictly in accordance with this Agreement, the Memorandum and The Articles of Association of the Company and shall do all things necessary to procure compliance by the Company with the terms of this Agreement, the Memorandum of and Articles of Association.

          The draft Memorandum of Association (statutes) and Articles of Association of the Company are attached hereto as "EXHIBIT 1" and "EXHIBIT 2".


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     3.4  Whenever a need to increase the authorised and issued capital of the Company arises, each shareholder shall contribute additional capital from its own resources in proportion to their respective shareholdings and shall procure that the Company increases its authorised capital and issues and allots the necessary shares.

     3.5 Should either of the Parties fail to pay its proportion of any sum or sums deemed necessary to provide capital in accordance with this Clause within a period of twenty-one (21) days of having received written notice to do so from the Secretary upon authority from the Board of the Company the Party or Parties in default shall be liable to pay interest to the other Party or Parties be on the amount of its proportion remaining unpaid.

          The rate of interest shall be at 2% (two per percent) per annum above the prime interest rate quoted by the bank of the Company on a daily basis from the day following the end of the period of notice until any adjustment of the participation percentages of the Shareholders is made as provided hereunder. The payment of interest shall be without prejudice to any rights under this Agreement of the Shareholder(s) not in default.

     3.6 Should the Party or Parties in default not have made payment of its proportion of capital within a further period of sixty (60) days then the other Party shall be entitled to require that the respective participation percentages of the Shareholders shall be adjusted pro-rata to the sum or sums respectively contributed by each of the Shareholders, provided always that the proportionate liability of the Party in default as the case may be for losses, costs, expenses and financial obligations and all liabilities assumed by it under this Agreement shall remain at the percentage set out in Article 3.2 hereof.

          After such adjustment the Party in default shall not be entitled to pay any further sum in respect of the out-standing capital except to the extent previously approved in writing by the other Party in accordance with this Agreement.

     3.7 Where any adjustment of the participation percentages of the Parties has been made hereunder and the Party not in default grants approval to the payment by the defaulting Party of any further sum or sums in respect of the capital of the Company then such further sum or sums shall be treated as a


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          reduction of that Party's pro-rata readjustment of the Parties'
          participation percentages and shall be made in the same manner as provided for above.

     3.8 The Parties hereto agree that no share of the Company shall be permitted to be mortgaged, pledged or used as any kind of security.


     CLAUSE 4:  THE ACQUISITION OF VESSELS
     -------------------------------------

     4.1 The Company shall purchase from each of the companies listed in Schedule A, the vessel listed opposite its name for the respective purchase prices also listed on Schedule A. Each Vessel shall be purchased at its present location, in class and free of recommendations, free of encumbrances, maritime liens and any other debts whatsoever and shall be registered by the Company under the flag of the Commonwealth of the Bahamas. The terms and conditions of the purchase of each vessel shall be the same as those provided for in that certain Definitive Purchase Agreement, dated of even date herewith, among the Seacor-Smit and Smit affiliated companies named therein.

     4.2 The share capital of the Company shall be allocated to finance the purchase of the Vessels.

          The initial share capital contributions shall be paid in United States Dollars to the bank account of the Company with D, M & W Bank in Nassau, Bahamas.

     4.3 The Company shall enter into ship management contracts with Smit International Singapore Pte. Ltd for operation of vessels in the Far East (per vessel management fee USD 78,000), Smit Vlootbeheer B.V. for operation of vessels in Europe (per vessel management fee Dfl. 152,520), FISH for operation of vessels in West Africa (per vessel management fee USD 89,600), Smit International (Americas) N.V. or Seacor Marine Inc., as the parties agree, for operation of vessels in the Americas (per vessel management fee USD 89,600), an affiliate company of Smit for provision of ship management services necessary to operate the Vessels, other than Vessels when bareboat chartered to a Smit affiliate as provided hereinafter, including but not limited to accounting, manning, maintenance, repairs, surveys, drydocking, victualling, class related surveys and otherwise on the terms and conditions of the form of Ship Management Agreement as attached hereto as "EXHIBIT 3". It is further

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          agreed that an appropriate affiliate company of Seacor-Smit
          (depending on the area in which a vessel or vessels operate) will provide the marketing services for the Vessels, other than Vessels when bareboat chartered to a Smit affiliate as provided hereinafter. The Parties have agreed to a bareboat charter of the Vessels named Smit Lloyd 111, Smit-Lloyd 117, and the Smit Curacao by the Company to affiliate companies of Smit (the "Bareboat Charterers") at a daily rate of USD 1250 per vessel per day for a term of three year(s) on the further terms and conditions of the form of bareboat charter attached hereto as "EXHIBIT 4" and to be executed by the Company and the respective Bareboat Charterer on the date hereof.

          The parties hereto recognize and accept that the objective of this agreement is to maximize the employment prospects of all of the Vessels to mutual benefit and to minimize the risk of creating confusion in the marketplace by either party.

          Smit shall at all times co-ordinate and liaise with Seacor-Smit concerning potential availability of the Vessels bareboat chartered to Smit or an affiliate of Smit in order to permit marketing of those Vessels to offshore industry clients. Seacor-Smit shall at all times keep Smit informed of the availability and position of the Vessels.

          Whenever employment is found for a Vessel, whether by Seacor-Smit or Smit, a commission will be payable to the party who arranged the employment, such commission to be 1.25% for employment for more than 90 days, 2.5% for employment for less than 90 days and 5% for long-haul towage contracts.

     4.4 The Parties agree that Hull and Machinery and War Risk Insurance as well as the entry of each Vessel which is not under bareboat charter in a protection and indemnity club shall be arranged on behalf of the Company by an Affiliate of Seacor-Smit.


     CLAUSE 5:  MANAGEMENT OF THE COMPANY
     ------------------------------------

     5.1 The Parties shall monitor and oversee their interest in the Company. The meetings of the Parties (hereinafter referred to as the "Shareholders' Meeting") shall be held regularly on an annual basis or upon either the request of the Parties or of the Board of Directors of the Company.


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          The Annual Shareholders' Meeting shall be held on not less than twenty-eight (28) days notice and any other Shareholders' Meeting shall be held on not less than fourteen (14) days notice.

          The notice of the Shareholders Meeting shall be issued by the Chairman of the Shareholders' Meeting as referred to hereinafter who shall chair such meetings and be responsible for the preparation of the minutes thereof.

          By turn the Parties are entitled to nominate one of their representatives to be the Chairman of the Shareholders' Meeting and to change such appointment and such nominee shall be duly appointed. The Chairman shall resign as chairman after a period of one (1) calendar year. For the first period Seacor-Smit shall designate the Chairman of the Shareholders' Meeting of the Company.

          Decisions at the Shareholders' Meetings shall be taken by unanimous vote.

          In the event no unanimity can be reached a new Shareholders' Meeting shall be convened within forty eight (48) hours. If again no unanimity can be reached and the subject is not a subject defined in Clause 5.12 hereof the matter shall be referred to arbitration in accordance with Clause 21 hereof. If the subject matter is an issue defined as such in Clause 5.12 hereof a decision can only be taken by unanimous vote of the Shareholders' Meeting.

     5.2  The Board of Directors of the Company shall be comprised of four
          (4) Directors two (2) of which shall be appointed by SMIT and two
          (2) of which shall be appointed by SMIT- SEACOR.

          The first Directors of the Company shall be as follows:


          Appointed by SMIT:  Antoon Kienhuis
                              Karel Kaffa


          Appointed by SEACOR-SMIT:     Charles Fabrikant
                                        Randall Blank


          The Chairman of the Board of the Company shall be chosen from among the Directors nominated by SEACOR-SMIT and the

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          Deputy Chairman shall be chosen from among the Directors
          nominated by SMIT, and vice versa, as the Chairman rotates. The first Chairman of the Board shall be Antoon Kienhuis. Subject to Clause 5.13, decisions of the Boards of Directors shall be taken by a unanimity of votes. In the event no unanimity being reached, the Chairman shall not have a casting vote, but the subject matter shall then be referred to a Shareholders' Meeting. The Company Secretary of the Company shall be nominated by SEACOR-SMIT and appointed by the Board.

          The Board of Directors may appoint an Executive Committee and provide for the membership, delegation of authority and other procedural matters with respect thereto by resolutions.

     5.3 All Directors and the Company Secretary of the Company shall serve without remuneration paid by the Company unless otherwise decided by the parties. All reasonable travel and hotel costs incurred by the Directors in the performance of their duties as members of the Board shall be borne by the Company.

     5.4 In the event that a Director dies, resigns or is removed from office, the Party which originally nominated such Director shall appoint his successor. If at any time a Party disposes of its ownership interest in the Company the Directors nominated by it shall be deemed to have resigned on the date of said transfer and the Party acquiring such interest shall be entitled to nominate substitute Directors.

     5.5 Either party may at any time appoint an alternate Director to act in place and on behalf of any Directors nominated by it, in accordance with the following provisions:

          (a) An alternate Director shall be entitled to attend and vote as a Director at any meeting of the Board at which the Director in respect of whom he is appointed is not personally present and generally at such meeting perform all the functions of the Director in respect of whom he is appointed;

          (b) If a Director and his alternate Director are both unable to attend a meeting of the respective Board, the Director may for the purpose of such meeting appoint a proxy to represent him at such meeting and to vote at such meeting on his behalf.

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               Every appointment of a proxy shall be in writing, signed by the Director by whom it is made and shall be sent or delivered to the Chairman of the respective Board at or prior to the commencement of such meeting;

          (c) A Director or his alternate may receive a proxy or proxies for another Director or Directors and shall be able to exercise his own vote as well as any additional votes pursuant to the proxy or proxies he may hold.

     5.6 The Directors shall have the right to adopt resolutions without a meeting, pursuant to a unanimous resolution of the Directors, whether on one or more documents, and signed by all the Directors or by confirmed telexes or confirmed facsimile transmission received from all the Directors in office.

     5.7 The Board of the Company shall meet together at regular intervals and at least once each year. In addition special meetings of the Board may be convened at any time upon the request of at least half of all the Directors sent to the Company's Secretary and for dispatch of any special business. The meetings of the Board, including special meetings, shall be presided over by the Chairman.

     5.8 Meetings of the Board of the Company will be held at a mutually convenient place to be agreed by the Board.

     5.9 Except as provided below the quorum of all meetings of the Board of the Company shall be three (3) Directors, at least one representing each of the Parties, present in person or by their alternate Directors or by their proxies.

          Where a quorum is not present, the meeting of the Board shall stand adjourned to a day seven (7) days after the date of the meeting, and where a quorum is not present at the adjourned meeting, then the meeting shall stand adjourned to the next working day and the quorum at the second adjourned meeting shall be Directors present personally, or by their Alternate Directors or by their proxies.

     5.10 The Board of the Company will cause complete and accurate minutes in English to be kept of all meetings (including a copy of the notice of the meeting) and the business transacted.

     5.11 Neither SMIT nor SEACOR-SMIT shall cause the Company to enter into any commitment to incur any indebtedness or

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          obligations to any person without first obtaining the prior written approval of the Board.

     5.12 All decisions or resolution affecting the matters enumerated below shall require the affirmative and unanimous vote of all Directors or their alternatives or proxies. If no such unanimity can be reached the subject matter shall be referred by the Directors to the Parties at a Shareholders' Meeting.

          (a) Any sale, transfer, purchase, lease, bareboat charter, mortgage or other acquisition or disposition by the Company of any assets or properties;

          (b) Expanding the business of the Company or entering into other fields of industry, other than as originally contemplated in this Agreement and the Definitive Purchase Agreement;

          (c)  Any borrowings, pledge or guarantee;

          (d)  Allocation of the net profit and declaration of dividends;

          (e) Any merger, dissolution or liquidation whether in whole or in part of the Company;

          (f) Formation or establishment of subsidiaries, branch offices, joint ventures or partnerships as well as any termination thereof;

          (g) Approval of annual operating plans, operating and capital expenditure budgets and business plans;

          (h) Making of any non-budgeted capital commitment in excess of USD 5000 or equivalent in local currency;

          (i) Entering into any pension schemes and granting pension rights;

          (j) Appointment of a general manager and other executive officers;

          (k) Instigation of any legal proceedings both as plaintiff and as defendant, excluding the collection of book debts, instigation of legal measures of a preservatory nature and such other legal measures as must be instigated without delay, and representing the Company


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               in summary proceedings instituted against the Company,
               submitting existing disputes for arbitration or for a binding advice, and entering into compromise whereby pending lawsuits that are about to be instituted are prevented;

          (l) Amendment of either the Memorandum of or Articles of Association of the Company;

          (m) Entering into any contract or charter party or project with a duration of more than twelve (12) months including optional periods or entering into any contract to perform services where the contract price is below the estimated break-even level, other than the bareboat charters referred to in Section 4.3 above;

          (n) Determining insurance values and the terms and conditions of insurance cover;

          (o) Appointment of external attorneys, auditors, bankers and/or consultants;

          (p)  Change in accounting principles adhered to.

     5.13 The Board of Directors of the Company shall have the powers and responsibilities for all the business activities of the Company as provided in this Agreement and the Memorandum of Association and subject to the Articles of Association of the Company, shall also oversee the decisions to be taken by the President and other officers of the Company.


     CLAUSE 6:  MANAGEMENT AND STAFF OF THE JOINT VENTURE
     ----------------------------------------------------

     6.1 SEACOR-SMIT shall be responsible for overseeing all administration and the day to day management of the Company including management of staff.

     6.2 SEACOR-SMIT shall cause monthly, quarterly and annual reports of the Company's operations together with statements of Profit and Loss to be submitted to each of the Directors of the Company. Such reports shall be submitted within forty-five (45) days following the close of the relevant reporting period and shall be in such format as may be determined by SEACOR-SMIT in order to enable its affiliate SEACOR Holdings, Inc. to comply with reporting requirements imposed by U.S. securities laws. Should SMIT at any time reasonably request additional information to be provided,

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          SEACOR-SMIT will use its best endeavors to comply with such request. SEACOR-SMIT shall be paid a management fee of USD 125,000 per year for the administrative services provided hereunder.


     CLAUSE 7:  FINANCIAL MATTERS
     ----------------------------

     7.1 All books and financial statements shall be kept in local currency and shall be audited annually by Arthur Andersen & Co., LLP or such other firm of international chartered accountants as shall be agreed by the Board in accordance with Clause 5.12 and appointed by a Shareholders' Meeting.

     7.2 A complete set of books of account or other accounting records shall be kept by the Company under the control of the Board in accordance with United States generally accepted accounting principles. All financial books and records of the Company shall be kept in the English language.

     7.3 The financial year of the Company shall be the calendar year, or such other period as the Parties may agree from time to time, and the accounts for the first financial year shall be closed at 31st December 1996.

     7.4 The audited financial statements of each Company shall include a Profit and Loss Statement and a Balance Sheet and shall be submitted to each of the Directors not later than ninety (90) days after the end of each financial year of the Company.

     7.5 The Parties shall have the right, at all times, to review the books and records of the Company and to make copies of any of the books and records for their own use. The Parties shall have this right until at least two (2) years after the termination date of this Agreement.

     7.6 Either Party shall have the right to conduct specific auditing of particular accounting item or matter during each financial year. The Company shall be notified in writing of such specific auditing thirty (30) days in advance. The Party requesting an audit under this Clause shall have the right to have such audit conducted by an independent auditor or other person having proper knowledge and experience to do so.

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     7.7  The Company shall maintain both local currency and foreign exchange bank accounts if so decided by the Board of the Company. The Company shall hold such bank accounts in Nassau, Bahamas or in such other jurisdiction as the parties may agree.

     7.8 Foreign exchange revenues shall be retained in foreign exchange accounts and shall only be converted into local currency to meet approved budgeted expenditure. The authorised signatories to the Company's bank accounts shall be any two (2) Directors in respect of amounts below USD 30,000.00 or the local currency equivalent. In respect of amounts above USD 30,000.00 (or the local currency equivalent) signatories shall be any one (1) Director nominated by SEACOR-SMIT and countersigned by any one signatory nominated by SMIT.

          The Directors' authorisation to affect payments from the Company's bank accounts shall be limited to approved budgeted items only.

     7.9 It is the intention of the Parties that as a general rule, and unless otherwise decided by a Shareholders' Meeting, on finalization and audit of the financial statements of the Company for each financial year the Company shall distribute as much as possible of the net profit available for distribution and as directed by the Board, having regard to:

          (a) The cumulative financial situation of the Company, based upon the financial statements for that financial year and those for previous financial years;

          (b) Amounts required to provide sufficient working capital and any reserves (whether required by law or otherwise) for the Company;

          (c)  The fiscal position of the Company.


     CLAUSE 8:  TRANSFER OF SHARES
     -----------------------------

     8.1 In the event that one of the Parties (hereinafter called the "First Party") wishes to transfer its shares in the Company to a third party it shall notify the other Party (hereinafter called the "Other Party") in writing at least sixty (60) days prior to the intended date of transfer, stating the name of the purchasing party, the number of shares involved and the purchase price. The Other Party


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          then shall have the right either to purchase the First Party's shares itself at the same price, or have them purchased by a party nominated by it, or sell its shares to the First Party at the share purchase price notified by the First Party.

          If the Other Party does not exercise either of its rights contained in this Article within sixty (60) days after receipt of the notification of transfer intention, the First Party can complete the share transfer transaction to the third party at a price not lower than the notified purchase price and subject to the consent of the Other Party to the third party becoming a shareholder in the Company, which consent shall not be unreasonably withheld.

     8.2 If either Party wishes to transfer all or any number of its shares in the Company to a third party it shall be a constitutory condition that the purchasing party becomes a party to this Agreement without reservations or prejudice.

     8.3 Clause 8.1 hereof shall not be applicable if the purchasing party is an Affiliate of the transferring Party.


     CLAUSE 9:  TERM AND TERMINATION
     -------------------------------

     9.1  This Agreement shall remain in force until it is terminated.

     9.2 If a Party hereto defaults in any of its material obligations emanating from this Agreement or any bareboat charter of any of the Vessels to SMIT or an affiliate thereof and fails to remedy the default within sixty (60) days after a written notice is given by the other Party requesting it to remedy the default, upon the occurrence of such event of default and at any time thereafter so long as the same shall be continuing, the non-defaulting Party may at its option, upon giving notice to the defaulting Party, terminate this co-operation by declaring a default under this Agreement. Thereupon the defaulting Party (and any duly appointed nominee shareholder in whose name any shares in both the Company are held) shall conclusively be deemed to have offered all of its shares in the Company to the non-defaulting Party or its nominee in accordance with Clause 8 and the non-defaulting Party or its nominee shall notwithstanding any further right granted by law, decree, statute or otherwise have the option to purchase all the shares of the defaulting Party at the commercial value as certified by the auditors of the Company.

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     9.3  It is understood and agreed that the defaulting Party shall remain responsible for any sums due by it to the Company and/or the non-defaulting Party, and the Company and the non-defaulting Party therefore may retain any balance held by either or both of them and due to the defaulting Party and the proceeds of sales of the assets of the Company (if any) towards the satisfaction of any sums due or which may become due by the defaulting Party to the Company concerned or the non-defaulting Party.

     9.4 If the non-defaulting Party or its nominee shall not be able to or willing to purchase all of the shares held by the defaulting Party as aforesaid the Company concerned shall be liquidated in accordance with the applicable provisions of this Agreement, the Memorandum of Association and the Articles of Association, and the Parties shall duly co-operate to implement all formal requirements in this respect, and shall execute and do all deeds, documents and things, necessary to put the company concerned into liquidation.

     9.5  Either Party may terminate this Agreement by giving sixty
          (60) days written notice to the other if and when:

          (a) The vessels and all the other assets owned or operated by the Company are expropriated or nationalised by any government or military authority;

          (b) The shares in the Company are expropriated by any government or military authority;

          (c)  The other Party has been nationalised;

          (d) A liquidator or receiver or trustee or similar appointee is appointed in relation to the other Party;

          (e) A decision is made for winding up or dissolution of the other Party;

          (f) The ultimate control of one of the Parties has been acquired by a third party.

     9.6 This Agreement may be terminated by mutual agreement between the Parties.

     9.7 In any of the events provided for in Clauses 9.5 and 9.6 the Company shall be put in liquidation.

     9.8 In the event of liquidation of the Company for any reason, all assets owned by the Company shall, subject to the provisions of the Company Laws of the Commonwealth of the Bahamas, be disposed of in a manner most beneficial to the Parties.

     9.9 In the event that the Board of Directors of the Company shall decide that Vessels shall be offered for sale, the order of priority for sale of such Vessels shall be as follows unless the parties agree otherwise:

          (a) First priority shall be to sell such Vessels to another Joint Venture between the Parties.

          (b) Second priority shall be for the Board to invite both SMIT and SEACOR-SMIT to submit a binding irrevocable offer for the purchase of the vessel. Such offer shall be submitted in writing in United States Dollars within 15 days of the Board's decision to sell such Vessels and the offers shall be opened by a notary public in London England in the presence of a representative from both SMIT and SEACOR-SMIT.

               In the event both SMIT and SEACOR-SMIT elect to submit offers to purchase such Vessels the Party submitting the highest unconditional offer for outright purchase of such Vessels shall be declared the buyer and shall proceed with the purchase formalities and take delivery of such Vessels within 15 days of opening of the offers. Failure to complete the purchase within the said 15 days shall entitle the other Party to purchase such Vessels at the same price within a further period of 15 days.

               Notwithstanding the purchase procedure as described herein the Company shall not be obliged to sell such Vessels to either Party if the successful offer is below the current book value of such Vessels.

               In the event that neither Party submits an offer for purchase of such Vessels or neither Party succeeds in purchasing such Vessels, the Company shall adopt alternative
               (c) herein:

          (c) Third priority shall be to offer such Vessels for sale on the open market.

     CLAUSE 10:  NON COMPETITION BETWEEN THE PARTIES
     -----------------------------------------------

     10.1 While this Agreement is in force the Parties hereto shall abide by the provisions contained in Section 8.1 of the Asset purchase Agreement, dated the same date as this Agreement, among SEACOR Holdings, Inc., and certain of its subsidiaries, and SMIT International N.V., and certain of its subsidiaries. The Parties further agree that any breach of such provisions shall also be deemed to be a breach of this provision.

     10.2 The name of Smit and/or Seacor-Smit shall only be part of the name of the Company as long as SMIT and SEACOR-SMIT are Shareholders of the Company.


     CLAUSE 11:  CONFIDENTIALITY
     ---------------------------

     11.1 All knowledge, data, technical and other information, including, but not limited to budgets, reports, accounts, drawings and plans of the Company, or disclosed by either Party to the other Party which are neither in the public domain nor are legally bound to be submitted, as well as all know-how data, and information derived therefrom, shall not be disclosed by the Party receiving such information to any third party other than institutes legally entitled to demand same, and shall not be used by the other Party, without the prior written consent of the Company or the Party disclosing such information and only to the extent that such consent has been granted.

     11.2 The Parties agree that no press release or other public announcement of any kind regarding this Agreement or any other matter in relation hereto shall be made at any time without the prior written consent of both Parties to the text, timing and method of release of such press release or public announcement.

     11.3 The provisions of this Clause 11 shall remain in full force and effect for a period of two (2) years after the termination date of this Agreement.

     CLAUSE 12:  WAIVER OF RIGHTS
     ----------------------------

     12.1 Failure or delay on the part of either Party hereto to exercise any right, power or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other future exercise pursuant to this Agreement.


     CLAUSE 13:  BINDING EFFECT
     --------------------------

     13.1 This Agreement is made for the benefit of the Parties hereto and shall be binding on each of them. This Agreement shall not be changed orally, but only by a written instrument signed by the Parties hereto.


     CLAUSE 14:  VALIDITY OF PROVISIONS
     ----------------------------------

     14.1 The invalidity of any provision of this Agreement shall not affect the validity of any other provision.


     CLAUSE 15:  ENTIRE AGREEMENT
     ----------------------------

     15.1 This Agreement, Schedule A and the Exhibits 1, 2, 3 and 4 attached to this Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior discussions, negotiations and agreements between them. The Parties shall at all times operate within the scope and in accordance with the conditions set forth herein and in the Memorandum of and Articles of Association of the Company. In the event of any discrepancy or conflict between this Agreement and any of the Exhibits hereto this Agreement shall have precedence.


     CLAUSE 16:  PARTIES APPROVAL
     ----------------------------

     16.1 Where this Agreement grants a right to a Party to give its approval to a course of action, such approval shall not unreasonably be withheld by such Party.


     CLAUSE 17:  NOTICES
     -------------------

     17.1 Any notice or written communication provided for in this Agreement to be given by either Party to the other Party, including but not limited to any and all offers, writings, or notices to be given hereunder shall be made by telefax and confirmed by registered airmail or courier letter. The date of receipt of a notice or communication hereunder shall be deemed to be twelve (12) days after its postmark in the case of an airmail letter and two (2) working days after dispatch in the case of a courier letter.

          All notices and communications shall be sent to the appropriate address herein below set forth until the same is changed by either Party by notice given in writing to the other Party.

     SMIT:     Smit International (Americas) N.V.
               400 North Sam Houston
               Parkway East, Suite 310
               HOUSTON, Texas 77060
               United States of America

               Tel: +1 713 931 2150
               Fax: +1 713 820 9734


     SEACOR-SMIT:   Seacor Holdings Inc.
                    1370 Avenue of the Americas, 25th floor
                    NEW YORK, NY 10019
                    United States of America

                    Tel: +1 212 307 6633
                    Fax: +1 212 582 8522

     17.2 All communications between the Parties shall be in the English language.


     CLAUSE 18:  COSTS
     -----------------

     18.1 Except as otherwise provided herein, all costs and expenses (including legal and accounting expenses) of the Parties hereto in connection with this Agreement shall be borne by the Party incurring the same. The Parties shall procure that the Company shall pay all the legal expenses relating to the formation of the Company, the issue of share capital hereunder and all capital duty, registration fees and other disbursements in connection herewith and the costs and expenses of its auditors in relation to any services to be performed by them hereunder.

     CLAUSE 19:  GOVERNING LAW
     -------------------------

     19.1 This Agreement is made under, and shall be construed, interpreted and applied in accordance with the laws of England.

     CLAUSE 20:  ARBITRATION
     -----------------------

     20.1 Any dispute arising under this Agreement shall be settled by arbitration in London, England, in accordance with the Arbitration Act of 1950. The Party requesting arbitration shall serve upon the other Party a written demand for arbitration with the name and address of the Arbitrator appointed by it, and such other Party shall within fourteen (14) days thereafter appoint an Arbitrator and the two (2) Arbitrators so named shall appoint a third within another fourteen (14) days thereafter and the decision or award of any two (2) Arbitrators shall be final and binding upon the Parties.

     20.2 Should the Party upon whom the demand for arbitration is served fail or refuse to appoint an Arbitrator within fourteen (14) days, the single Arbitrator shall have the right to decide alone and his decision or award shall be final and binding upon the Parties.

     20.3 The Arbitrator or Arbitrators shall have the discretion to impose the cost of the arbitration upon the losing Party or divide it between the Parties on any terms which may appear just.


     CLAUSE 21:  GENERAL COMPLIANCE
     ------------------------------

     21.1 The Parties hereto agree to exercise their respective voting rights for the time being in the Company and take such other steps as for the time being lie within their respective powers to give effect to the provisions of the Agreement and to procure that the Company concerned performs and observes the provisions of this Agreement as if it had been joined as a party hereto.

     CLAUSE 22:  EXHIBITS
     --------------------

     THE EXHIBITS ARE AS FOLLOWS:

     22.1 EXHIBIT 1: Memorandum of Association

     22.2 EXHIBIT 2: Articles of Association

     22.3 EXHIBIT 3: Ship Management Agreement

     22.4 EXHIBIT 4: Bareboat Charter

     IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorised representatives on the date first above written.


     For and On Behalf of
     SEACOR HOLDINGS INC.


          /s/ John Gellert
     ---------------------
     Authorised signatory





     For and On Behalf of
     SMIT-LLOYD (ANTILLEN) N.V.


          /s/ Cees W. D. Bom
     -----------------------
     Authorised Signatory



     NYFS11...:\93\73293\0013\1711\AGRD226N.020